Exhibit 99.1

Form 3 Joint Filer Information

Name:	Co-Invest Management, L.P.

Address:	Five Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA 19087

Designated Filer:	The Co-Investment 2000 Fund, L.P.

Issuer & Ticker Symbol:	Kanbay International, Inc./KBAY

Date of Event Requiring Statement:	07/21/2004

Signature:	Co-Invest Management, L.P.
	By:	Co-Invest Capital Partners, Inc., Its General Partner
	By:	Donald R. Caldwell
	Title:	President and Chief Executive Officer

Name:	Co-Invest Capital Partners, Inc.

Address:	Five Radnor Corporate Center, Suite 555
100 Matsonford Road
Radnor, PA 19087

Designated Filer:	The Co-Investment 2000 Fund, L.P.

Issuer & Ticker Symbol:	Kanbay International, Inc./KBAY

Date of Event Requiring Statement:	07/21/2004

Signature:	Co-Invest Capital Partners, Inc.
	By:	Donald R. Caldwell
	Title:	President and Chief Executive Officer

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